ANNUAL REPORT 12/31/96




                               NO LOAD INVESTING




                      GUINNESS FLIGHT ASIA BLUE CHIP FUND

                      GUINNESS FLIGHT ASIA SMALL CAP FUND

                     GUINNESS FLIGHT CHINA & HONG KONG FUND

                  GUINNESS FLIGHT GLOBAL GOVERNMENT BOND FUND

                      Guinness Flight Asia Blue Chip Fund
                      Guinness Flight Asia Small Cap Fund
                     Guinness Flight China & Hong Kong Fund
                  Guinness Flight Global Government Bond Fund


February 24, 1997

Dear Guinness Flight Fund Shareholder:

Guinness Flight called 1996 "The Year of the Investor." Looking back on the year, we can say more precisely that it was a year of growth for our investors and for the Guinness Flight Investment Funds. Fund performance was up for the year; the number of funds in the family was doubled to four; and total assets under management grew more than six-fold, increasing from $56 million on December 31, 1995 to $369 million at year-end 1996. With such growth, we wanted to take this opportunity to welcome new shareholders to the Guinness Flight Fund Family.

Looking ahead, we are excited about the prospects for 1997 and the success that we can again share with our shareholders. We continue to work hard to deliver superior service to our shareholders. In 1996, improvements were made to our overall methods of shareholder communication. You can count on seeing more changes and improvements in 1997, including a Guinness Flight Shareholder Guide and a World Wide Web site exclusively for Guinness Flight shareholders.
Clearly though, investment management is what decides your investment decisions. Be certain that your assets are being managed by dedicated and experienced portfolio managers. We are proud to report that all four Guinness Flight Funds posted satisfactory results in 1996.

Guinness Flight China & Hong Kong Fund

The China & Hong Kong Fund produced a total return of 34.38% for the 12-month period ending December 31, 1996. This return represents a 0.9% outperformance over the 33.48% (US$) posted by the Hang Seng Index for the same period. This outperformance can be attributed to being fully weighted in the property sector and underweighted in utilities, particularly during the latter part of the year. The Hang Seng Index climbed steadily since our mid-year report, regularly hitting new highs and reaching a peak during the year of 13,531.

Guinness Flight Asia Blue Chip Fund

The Asia Blue Chip Fund produced a total return of 3.84% since inception on April 29, 1996 through December 31, 1996. The funds' total return can be compared to the -3.6% return of the Morgan Stanley AC Asia Free Ex-Japan

                      Guinness Flight Asia Blue Chip Fund
                      Guinness Flight Asia Small Cap Fund
                     Guinness Flight China & Hong Kong Fund
                  Guinness Flight Global Government Bond Fund

Index for the same eight-month period. The last eight-month period has been a difficult time for Asian Blue Chip securities, with Hong Kong being the exception. However the expectations for the potential of Asian Blue Chips in 1997 is favorable. We are predicting better value in emerging markets like Thailand, India and Korea, all of which fell precipitously last year.

Guinness Flight Asia Small Cap Fund

For the first eight months since inception, the Fund produced a 13.08% return, outperforming by far the benchmark HSBC James Capel Southeast Asia Smaller Companies Index's total return of -2.8% (US$). The Fund's strong performance was achieved mainly through being overweight in Hong Kong and underweight in Malaysia, Singapore and Thailand. The possibility of higher U.S. interest rates coupled with poor export demand led to the underweight positions in most Asian markets excluding Hong Kong.

Guinness Flight Global Government Bond Fund

For the 12-month period, the Fund's return was 6.21% versus the 3.62% (US$) return for the Salomon Brothers World Government Bond Index. The Fund benefited from overweight positions in the U.S. dollar and German mark. In the latter part of 1996, Canadian bond positions were reduced while a high currency position in this market was maintained. In Australia, the gradually declining economy renewed calls for an interest rate reduction, supporting the bond market but depressing its currency.

Reflection and Outlook

In 1996, as in 1995, Hong Kong remained "the jewel in the crown" of Asia. This market's recent success has been driven by the recovery of the Chinese economy, the strong property market and improving sentiment towards the territory's transition back to Chinese rule on July 1, 1997.

In 1996, major events affecting the Hong Kong and Chinese economies included the April General Election and the May interest rate cut in China. Undoubtedly the possible effects of Hong Kong's transition to new leadership on July 1, 1997 will dominate economic trends in the coming year. While there is potential for volatility, we believe the transition will be seen as a positive event for the market, with all the negative aspects already being out of the way. The last thing the Chinese leadership would want the world to say is that Hong Kong was a

                      Guinness Flight Asia Blue Chip Fund
                      Guinness Flight Asia Small Cap Fund
                     Guinness Flight China & Hong Kong Fund
                  Guinness Flight Global Government Bond Fund

smashing success under the British but went into decline as soon as the Chinese took over. As optimism surrounding the transition continues to rise, there will be a rippling effect causing a pick-up in consumer spending, which has been very weak in the last two years.

As for other Asian markets, smart stock selection will be the key to investing in the region in 1997. The situation in Singapore is looking increasingly positive, particularly after recent strong earnings, due in large part to better prospects in the electronics industry. The economic slowdown is expected to continue in Malaysia, while we expect to see a generally recovering economic and political outlook in Thailand after the deterioration over the last 12 months. We expect to see outperformance in Indonesia, given its robust economic fundamentals and undemanding market multiples. The Philippines will continue to be clouded by interest rate worries, especially given the property market's substantial representation in the stock market. A few bargains may be picked up in Korea.

In the global currency and bond markets, the outlook for 1997 remains mixed. The U.S. economy appears to have picked up momentum from the relatively sluggish pace of the third quarter but is, as yet, not threatening to accelerate away. U.S. inflation remains subdued, although wage inflation and high energy costs could creep into the headline figures. Elsewhere in the world, some economies are not on such a strong footing. Fiscal tightening in Europe and now Japan is likely to depress activity in 1997, offsetting the significant easing of monetary policy that has occurred so far. We continue to expect selective currencies such as the British pound sterling, the Norwegian kroner and the U.S. dollar to outperform the hard European currencies, and to a lesser extent, the Japanese yen.

Summary

While there are still moderate concerns about the effects of the July 1 transition on the markets, we remain optimistic and even bullish about the economic future in Asia and especially in China. In Hong Kong, earnings are forecast to grow by nearly 15% in 1997 at 13,000 with the market trading on a Price/Earnings ratio of 13.8 times 1997 earnings. Risks to the market include a correction on Wall Street, a flaring up of inflation in China or some unpredictable political crisis.

                      Guinness Flight Asia Blue Chip Fund
                      Guinness Flight Asia Small Cap Fund
                     Guinness Flight China & Hong Kong Fund
                  Guinness Flight Global Government Bond Fund

As we have cautioned in the past, these markets are volatile; however, we are confident investors who are in it for the long term will be well-rewarded. We appreciate your confidence in our management team and look forward to a long and profitable relationship.


/s/ Timothy Guinness                                    /s/ Howard Flight
----------------------                                  --------------------
    Timothy Guinness                                        Howard Flight

   COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT IN THE GUINNESS FLIGHT
     ASIA BLUE CHIP FUND AND THE MORGAN STANLEY AC ASIA FREE EX-JAPAN INDEX

                                         04/29/96  06/30/96  09/30/96  12/31/96
                                         --------  --------  --------  --------
Guinness Flight Asia Blue Chip Fund       $10,000   $9,904    $9,980    $10,384
Morgan Stanley AC Asia Free Ex-Japan       10,000    9,706     9,372      9,564


                      Total Return Since Inception   3.84%



                               __________________





  COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT IN THE GUINNESS FLIGHT
      ASIA SMALL CAP FUND AND THE HSBC JAMES CAPEL SOUTHEAST ASIA SMALLER
                 COMPANIES INDEX (HSBC JAMES CAPEL SASC INDEX)



                                         04/29/96  06/30/96  09/30/96  12/31/96
                                         --------  --------  --------  --------
Guinness Flight Asia Small Cap Fund       $10,000   $10,461   $10,397   $11,308
HSBC James Capel Southeast Asia
  Smaller Companies Index                  10,000     9,530     9,467     9,720


                     Total Return Since Inception   13.08%

             COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT IN
       THE GUINNESS FLIGHT CHINA & HONG KONG FUND AND THE HANG SENG INDEX


                     06/30/94  09/30/94  12/30/94  03/31/95  06/30/95  09/30/95  12/31/95  03/31/96  06/30/96  09/30/96  12/31/96
                     --------  --------  --------  --------  --------  --------  --------  --------  --------  --------  --------
Guinness Flight
  China &
  Hong Kong Fund      $10,000   $10,616    $9,226   $9,274    $10,040   $10,680   $11,112   $12,066   $12,254   $13,054  $14,933
Hang Seng Index        10,000    10,871     9,352    9,805     10,512    11,014    11,501    12,510    12,582    13,589   15,358



                          Average Annual Total Return

                         One Year      Since Inception
                         --------      ---------------
                          34.38%           17.35%





                                ________________





             COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT IN
              THE GUINNESS FLIGHT GLOBAL GOVERNMENT BOND FUND AND
               THE SALOMON BROTHERS' WORLD GOVERNMENT BOND INDEX


                     06/30/94  09/30/94  12/30/94  03/31/95  06/30/95  09/30/95  12/31/95  03/31/96  06/30/96  09/30/96  12/31/96
                     --------  --------  --------  --------  --------  --------  --------  --------  --------  --------  --------
Guinness Flight
  Global Government
  Bond Fund          $10,000  $ 9,754    $ 9,767    $10,093  $10,638   $10,809   $11,183   $11,083   $11,197   $11,378   $11,877
Salomon Bros.
  World Gov't
  Bond Index          10,000   10,117     10,166     11,278   11,879    11,755    12,102    11,875    11,923    12,248    12,540



                          Average Annual Total Return

                         One Year      Since Inception
                         --------      ---------------
                           6.21%            7.10%

                      Guinness Flight Asia Blue Chip Fund
                      Guinness Flight Asia Small Cap Fund
                     Guinness Flight China & Hong Kong Fund
                  Guinness Flight Global Government Bond Fund

                         Index to Financial Statements

Guinness Flight Asia Blue Chip Fund
       Portfolio of Investments............................               9
       Statement of Assets and Liabilities.................              13
       Statement of Operations.............................              14
       Statement of Changes in Net Assets..................              15
       Financial Highlights................................              16

Guinness Flight Asia Small Cap Fund
       Portfolio of Investments............................              17
       Statement of Assets and Liabilities.................              23
       Statement of Operations.............................              24
       Statement of Changes in Net Assets..................              25
       Financial Highlights................................              26

Guinness Flight China & Hong Kong Fund
       Portfolio of Investments............................              27
       Statement of Assets and Liabilities.................              32
       Statement of Operations.............................              33
       Statements of Changes in Net Assets.................              34
       Financial Highlights................................              35

Guinness Flight Global Government Bond Fund
       Portfolio of Investments............................              36
       Statement of Assets and Liabilities.................              39
       Statement of Operations.............................              40
       Statements of Changes in Net Assets.................              41
       Financial Highlights................................              42

Notes to Financial Statements..............................              43
Report of Independent Auditors.............................              48

                      GUINNESS FLIGHT ASIA BLUE CHIP FUND

PORTFOLIO OF INVESTMENTS BY COUNTRY DECEMBER 31, 1996
--------------------------------------------------------------------------------

 Shares                COMMON STOCKS: 92.03%                    Value
------------------------------------------------------------------------
          CHINA: 2.44%
   4,000  Huaneng Power International Inc. ADR*...........    $   90,000
                                                              ----------
          HONG KONG: 41.63%
  60,000  Amoy Properties Ltd.............................        86,496
 100,000  CDL Hotel International.........................        57,211
   7,000  Cheung Kong.....................................        62,221
  36,000  First Pacific Co................................        46,777
   7,200  HSBC Holdings Plc...............................       154,063
   8,000  Hang Seng Bank..................................        97,227
  35,000  Hong Kong & China Gas...........................        67,651
  20,000  Hong Kong Electric*.............................        66,455
  32,500  Hong Kong & Shanghai Hotels*....................        61,349
   2,500  Hong Kong & Shanghai Hotels Wts.*...............           937
  35,000  Hong Kong Land Holdings Ltd.....................        97,300
  30,000  Hong Kong Telecom...............................        48,290
  12,000  Hutchison Whampoa...............................        94,253
 100,000  National Mutual Ltd.*...........................        95,029
  20,000  New World Development...........................       135,109
  30,000  Shangri-La Asia Ltd.............................        44,411
   6,000  Sun Hung Kai Properties Ltd.....................        73,502
  12,000  Swire Pacific Ltd. A............................       114,422
  20,000  Television Broadcasts Ltd.......................        79,902
 200,000  Tingyi (Cayman Island) Holding Co.*.............        52,363
                                                              ----------
          Total Hong Kong.................................     1,534,968
                                                              ----------
          INDIA: 4.53%
   5,000  State Bank of India GDR*........................        87,500
   3,600  Crompton Greaves Ltd. GDR*......................        14,310
   6,000  Tata Engineering & Locomotive Ltd. GDR*.........        65,100
                                                              ----------
          Total India.....................................       166,910
                                                              ----------
          INDONESIA: 7.22%
  82,806  Bank International Indonesia (Alien Mkt)........        81,509
  25,000  Bank Intl Indonesia (For Reg)*..................        24,608
  30,000  Pt Indofood Sukses Makmur-F*....................        59,695
  30,000  Pt Indocement Tunggal Prakarsa*.................        45,724
   2,000  Pt Indonesia Satellite..........................        54,750
                                                              ----------
          Total Indonesia.................................       266,286
                                                              ----------

                      GUINNESS FLIGHT ASIA BLUE CHIP FUND

--------------------------------------------------------------------------------

 Shares                                                         Value
------------------------------------------------------------------------
          KOREA (SOUTH): 3.18%
   1,000  Dong-Ah Construction EDR*.......................    $   10,750
   1,500  Pohong Iron & Steel Ltd. ADR....................        30,375
   3,000  Korea Electric Power Corp. ADR..................        61,500
     800  Samsung Electronics GDS*........................        14,760
                                                              ----------
          Total South Korea...............................       117,385
                                                              ----------
          MALAYSIA: 14.87%
  20,000  DCB Holdings Berhad*............................        68,507
   6,000  Edaran Otomobil Nasional Berhad.................        59,993
  50,000  IOI Corporation Berhad..........................        76,823
  15,000  Kuala Lumpur Kepong Berhad......................        38,015
  45,000  Kumpulan Guthrie Berhad*........................        79,832
  10,000  Malayan Banking Berhad..........................       110,878
   8,000  Petronas Gas Berhad.............................        33,263
   4,000  Telekom Malaysia Berhad.........................        35,639
   5,000  United Engineers Berhad.........................        45,143
                                                              ----------
          Total Malaysia..................................       548,093
                                                              ----------
          PHILIPPINES: 4.80%
  30,000  Ayala Corp. Class B.............................        32,510
 200,000  Metro Pacific Corp.*............................        49,430
   2,750  Metropolitan Bank & Trust Co....................        67,966
  80,000  Petron Corp.*...................................        27,072
                                                              ----------
          Total Philippines...............................       176,978
                                                              ----------
          SINGAPORE: 7.15%
   7,000  City Developments Ltd. .........................        63,059
   8,100  Overseas Chinese Banking Corp. (For. Reg).......       100,765
   6,000  Singapore Airlines Ltd (For. Reg)...............        54,479
   8,000  Singapore Telecom Ltd. .........................        18,875
  10,000  Wont Nant Holdings*.............................        26,300
                                                              ----------
          Total Singapore.................................       263,478
                                                              ----------
          TAIWAN: 2.69%
   3,000  China Steel Corp. GDS...........................        59,775
   2,200  President Enterprise GDS*.......................        39,325
                                                              ----------
          Total Taiwan....................................        99,100
                                                              ----------

                      GUINNESS FLIGHT ASIA BLUE CHIP FUND

--------------------------------------------------------------------------------

 Shares                                                         Value
------------------------------------------------------------------------
          THAILAND: 3.52%
   2,000  Land & House Plc Alien Market*..................    $   14,589
   1,600  Siam Cement Co Ltd. (For. Reg)..................        50,181
   5,000  Siam Makro Public Co Ltd.*......................        21,065
  10,000  Siam Makro Public Co. (For. Reg)*...............        44,080
                                                              ----------
          Total Thailand..................................       129,915
                                                              ----------
          Total Common Stocks:   (Identified cost
          $3,227,448) 92.03%..............................    $3,393,113
                                                              ----------
------------------------------------------------------------------------
  Par
 Value                 CORPORATE BONDS: 3.01%                   Value
------------------------------------------------------------------------
 $50,000  Formosa Chemical & Fiber 1.75% due 07/19/01.....    $   56,125
  20,000  Nan Ya Plastics Convertible Bond   1.75% due
          07/19/01........................................        22,800
  30,000  Ssangyong Oil Refining 3.75% due 12/31/08.......        32,213
                                                              ----------
          Total Corporate Bonds: 3.01%
          (Identified cost $109,650)......................       111,138
                                                              ----------
          Total Investments in Securities
          (cost $3,337,098+): 95.04%......................    $3,504,251
                                                              ----------
          Other Assets Less Liabilities: 4.96%............       182,914
                                                              ----------
          NET ASSETS: 100.00%.............................    $3,687,165
                                                              ==========

 * Security is non-income producing

 + Cost for federal income tax purposes is the same:

Net unrealized appreciation consists of:
     Gross unrealized appreciation..........................  $ 372,011
     Gross unrealized depreciation..........................   (204,858)
                                                              ---------
                                                                167,153
                                                              =========

See accompanying notes to financial statements.

                      GUINNESS FLIGHT ASIA BLUE CHIP FUND

PORTFOLIO OF INVESTMENTS BY INDUSTRY DECEMBER 31, 1996 (UNAUDITED)
--------------------------------------------------------------------------------

                                                                   % OF
                          INDUSTRY                              NET ASSETS
--------------------------------------------------------------------------
Automobile..................................................        1.63%
Banking.....................................................       19.65
Chemical....................................................        1.52
Construction................................................        5.06
Diversified operations......................................       10.61
Electric utilities..........................................        5.91
Electronics.................................................        0.39
Finance.....................................................        2.58
Food and beverage...........................................        6.59
Gas.........................................................        2.74
Hotels......................................................        4.45
Industrial..................................................        0.62
Iron and steel..............................................        2.44
Media.......................................................        2.17
Oil/Petroleum refining......................................        1.61
Real-Estate.................................................       14.44
Technology..................................................        1.22
Telecommunications..........................................        4.27
Transportation..............................................        3.24
Wholesalers.................................................        3.90
                                                                  ------
TOTAL INVESTMENTS IN SECURITIES.............................       95.04
OTHER ASSETS LESS LIABILITIES...............................        4.96
                                                                  ------
NET ASSETS..................................................      100.00%
                                                                  ======

                      GUINNESS FLIGHT ASIA BLUE CHIP FUND

STATEMENT OF ASSETS AND LIABILITIES AT DECEMBER 31, 1996
--------------------------------------------------------------------------------

ASSETS
Investments in securities, at value (cost $3,337,098).....    $3,504,251
Cash......................................................       250,669
Receivables:
     Fund shares sold.....................................        40,000
     Dividends and interest...............................         7,197
Prepaid expenses..........................................         8,610
Deferred organization costs, net..........................         7,561
                                                              ----------
     Total assets.........................................     3,818,288
                                                              ----------
LIABILITIES
Payables
     Securities purchased.................................        89,867
     Due to Adviser.......................................        18,395
Accrued expenses..........................................        22,861
                                                              ----------
     Total liabilities....................................       131,123
                                                              ----------
NET ASSETS................................................    $3,687,165
                                                              ==========
NET ASSET VALUE AND REDEMPTION PRICE PER SHARE
     ($3,687,165/284,068 shares outstanding; unlimited
     number of shares authorized without par value).......        $12.98
                                                                 =======
SOURCE OF NET ASSETS
     Paid-in capital......................................    $3,517,505
     Undistributed net investment income..................           838
     Accumulated net realized gain on investments.........         1,740
     Net unrealized appreciation on investments and
       foreign currency...................................       167,082
                                                              ----------
          Net assets......................................    $3,687,165
                                                              ==========

See accompanying notes to financial statements.

                      GUINNESS FLIGHT ASIA BLUE CHIP FUND

STATEMENT OF OPERATIONS
--------------------------------------------------------------------------------

                                                          April 29, 1996*
                                                              through
                                                         December 31, 1996
--------------------------------------------------------------------------
INVESTMENT INCOME
INCOME
Dividends (net of foreign taxes withheld $1,517).......      $  20,595
Interest...............................................          5,834
                                                         --------------
     Total Investment Income...........................         26,429
EXPENSES
Advisory fees (Note 3).................................         12,860
Administration fee (Note 3)............................         13,424
Custodian..............................................         10,963
Accounting.............................................         20,137
Transfer agent fees....................................         16,767
Auditing fees..........................................         15,741
Legal fees.............................................          4,213
Directors' fees........................................          4,699
Registration fees......................................         14,095
Reports to shareholders................................          2,350
Deferred organization costs amortization...............          1,184
Miscellaneous..........................................          2,014
                                                         --------------
     Total expenses....................................        118,447
     Less: Expenses reimbursed (Note 3)................        (92,856)
                                                         --------------
     Net expenses......................................         25,591
                                                         --------------
          NET INVESTMENT INCOME........................            838
                                                         --------------
REALIZED AND UNREALIZED GAIN (LOSS)
     ON INVESTMENTS
Net realized gain from investments.....................          2,695
Net realized loss from foreign currency................           (955)
Net unrealized appreciation on investments and foreign
  currency.............................................        167,082
                                                         --------------
     Net realized and unrealized gain on investments...        168,822
                                                         --------------
     NET INCREASE IN NET ASSETS RESULTING FROM
       OPERATIONS......................................      $ 169,660
                                                         ==============

*Commencement of operations.

See accompanying notes to financial statements.

                      GUINNESS FLIGHT ASIA BLUE CHIP FUND

STATEMENT OF CHANGES IN NET ASSETS
--------------------------------------------------------------------------------

                                                          April 29, 1996*
                                                              through
                                                         December 31, 1996
--------------------------------------------------------------------------
INCREASE IN NET ASSETS FROM:
OPERATIONS
Net investment income................................       $       838
Net realized gain from investments...................             2,695
Net realized loss on foreign currency................              (955)
Net unrealized appreciation on investments and
  foreign currency...................................           167,082
                                                         ---------------
     NET INCREASE IN NET ASSETS RESULTING FROM
       OPERATIONS....................................           169,660
                                                         ---------------
CAPITAL SHARE TRANSACTIONS
Proceeds from shares sold............................         3,961,160
Cost of shares redeemed..............................          (843,655)
                                                         ---------------
Net increase from capital share transactions.........         3,117,505
                                                         ---------------
     TOTAL INCREASE IN NET ASSETS....................         3,287,165
NET ASSETS
Beginning of period..................................           400,000
                                                         ---------------
End of period (including undistributed net investment
  income of $838)....................................       $ 3,687,165
                                                         ===============
CHANGES IN SHARES
Shares sold..........................................           320,248
Shares redeemed......................................           (68,180)
                                                         ---------------
     NET INCREASE....................................           253,068
                                                         ===============

*Commencement of operations.

See accompanying notes to financial statements.

                      GUINNESS FLIGHT ASIA BLUE CHIP FUND

FINANCIAL HIGHLIGHTS
FOR A CAPITAL SHARE OUTSTANDING THROUGHOUT THE PERIOD
--------------------------------------------------------------------------------

                                                          April 29, 1996*
                                                              through
                                                         December 31, 1996
--------------------------------------------------------------------------
Net asset value, beginning of period..................        $ 12.50
                                                             --------
Income from investment operations:
  Net investment income...............................           0.00
  Net realized and unrealized gain on investments and
     foreign currency.................................           0.48
                                                             --------
Total from investment operations......................           0.48
                                                             --------
Net asset value, end of period........................        $ 12.98
                                                             ========
Total return..........................................           3.84%+
Ratios/supplemental data:
Net assets, end of period (thousands).................        $ 3,687
Ratio of expenses to average net assets:**
  Before expense reimbursement........................           9.14%
  After expense reimbursement.........................           1.98%
Ratio of net investment income (loss) to average net
  assets:**
  Before expense reimbursement........................          (7.10)%
  After expense reimbursement.........................           0.06%
Portfolio turnover rate...............................          10.97%
Average Commission Rate Paid++........................        $0.0190

  * Commencement of operations.

 ** Annualized.

  + Not annualized.

  ++ A fund is required to disclose its average commission rate per share for security trades on which commissions are charged. This amount may vary from period to period and fund to fund depending on the mix of trades executed in various markets where trading practices and commission rate structures may differ.

See accompanying notes to financial statements.

                      GUINNESS FLIGHT ASIA SMALL CAP FUND

PORTFOLIO OF INVESTMENTS BY COUNTRY DECEMBER 31, 1996
--------------------------------------------------------------------------------

  Shares                COMMON STOCKS: 82.84%                    Value
--------------------------------------------------------------------------
            CHINA: 11.18%
 1,100,000  Anhui Expressway Co Ltd-H*....................    $    309,328
   455,400  Changchai Co. Ltd. B*.........................         395,667
   457,478  China First Pencil-B*.........................         202,205
   472,280  Dazhong Taxi-B*...............................         390,103
 1,373,000  Guandong Kelon Elec Hld-H*....................         887,582
   476,100  Guangdong Provincial Expr-B*..................         461,665
   855,000  Huangshan Tourism DVLP Co-B*..................         376,200
   500,000  Inner Mongolia Erdos Cashmere*................         315,000
 2,468,000  Nanjing Panda Electronics-H*..................         542,453
   772,000  Shanghai Dajiang Group-B*.....................         375,964
 1,149,000  Shanghai Diesel Engineering-B*................         544,626
    90,000  Shanghai Refrigerator Comp-B ADR..............          48,960
   860,000  Shanghai Tyre and Rubber Co-B*................         364,640
   480,000  Shenzhen Fangda Co Ltd-B*.....................         471,653
                                                              ------------
            Total China...................................       5,686,046
                                                              ------------
            HONG KONG: 40.50%
   500,000  ASM Pacific Technology........................         387,873
 2,400,000  Allied Properties.............................         390,976
   250,000  Anex International Holdings Ltd...............          42,989
   162,000  Apt Satellite Holdings*.......................         268,097
 1,188,000  Asean Resources*..............................         326,395
   980,000  CIG Wh Intl Holdings Ltd.*....................         240,740
 2,200,000  Chaifa Holdings Ltd...........................         575,991
    32,000  Chen Hsong Holdings...........................          19,445
   510,000  China Elegance Intl Fashion*..................         296,722
   250,000  China Resources Beijing Land*.................         158,381
   668,000  Companion Building Material...................         124,367
    15,160  Concord Land Dev Co Ltd.*.....................           6,566
   160,000  Dah Sing Financial Holdings*..................         649,557
   135,000  Dickson Cocept Intl-New*......................         506,174
   200,000  FPB Bank Holding Co Ltd.*.....................          89,857
 1,628,000  First Sign International Holdings Ltd.........         520,952
 1,200,000  Founder Hong Kong Limited*....................         461,568
 1,182,000  Four Seas Mercantile Holdings*................         618,928
 1,500,000  Gold Lion Holdings Ltd.*......................       1,231,497
 1,500,000  Glorious Sun Enterprises Ltd.*................         625,444
 1,500,000  Guangnan Holdings Ltd.........................       1,289,676

                      GUINNESS FLIGHT ASIA SMALL CAP FUND

--------------------------------------------------------------------------------

  Shares                                                         Value
--------------------------------------------------------------------------
            HONG KONG: (CONTINUED)
   548,000  High Fashion International*...................    $     53,139
   983,000  Hung Hing Print Group.........................         355,860
   600,000  Interform Ceramics*...........................          93,865
 1,980,000  Innovative Intl Holdings Ltd.*................         831,987
   300,000  Jardine Intl Motor Holdings*..................         401,448
   800,000  Kumagai Gumi*.................................         930,894
    80,000  Kwong On Bank Ltd.*...........................          94,124
    69,800  Lai Sun Development...........................         105,587
   200,000  Luen Fat Hong International Holding Ltd.......          44,217
    13,125  Lung Kee (Bermuda) Holdings...................           3,903
   200,000  Midlands Realty Holdings Ltd..................         183,593
   410,000  Moulin International Holdings.................         286,250
   800,000  NG Fung Hong Ltd..............................         718,857
    40,000  Nanyang Holdings Ltd.*........................          62,060
    10,000  New Asia Realty & Trust Co....................          36,913
   758,000  Pacific Concord Holdings......................         195,025
   150,000  Playmates Toys Holdings Ltd...................          40,242
 1,200,000  QPL Intl Holdings Limited*....................         930,894
 1,778,000  Qingling Motors Company Ltd.*.................         982,731
   830,000  Ryoden Developments Ltd.......................         244,133
    85,000  Shanghai Industrial Holdings Ltd.*............         309,910
 1,230,000  Silver Grant Intl Ltd.*.......................         548,646
   626,000  Sinocan Holdings Ltd..........................         307,557
    20,000  South China Morning Post......................          16,549
 1,200,000  Stelux Holdings International Ltd.............         310,298
 2,942,000  Ta Fu International Ltd.*.....................         471,663
   516,000  Tai Cheung Holdings*..........................         487,013
 2,150,000  Tysan Holdings Limited*.......................         469,778
 1,500,000  USI Holdings Ltd..............................         698,171
   794,000  Vanda Systems & Communications*...............         207,880
   176,000  Varitronix International Ltd..................         318,573
 1,000,000  Wongs International...........................         313,530
   223,000  YGM Trading...................................         227,772
 1,324,000  Zhenhai Refining & Chem Co.*..................         487,866
                                                              ------------
            Total Hong Kong...............................      20,603,125
                                                              ------------

                      GUINNESS FLIGHT ASIA SMALL CAP FUND

--------------------------------------------------------------------------------

  Shares                                                         Value
--------------------------------------------------------------------------
            INDONESIA: 2.88%
   250,000  Pt Bank Dagang Nasional (For Reg)*............    $    254,022
   180,000  Pt Bank Tiara Asia (For Reg)*.................         194,327
    52,000  Pt Citra Marga Nusaphala Per..................          40,728
   100,000  Pt Darya Varia Lab (For Reg)*.................         160,881
   200,000  Pt Enseval Putera Mega (For Reg)*.............          97,375
   216,000  Pt Indorama Synthetics (For Reg)*.............         210,330
   180,000  Pt Semen Cibinong*............................         506,774
                                                              ------------
            Total Indonesia...............................       1,464,437
                                                              ------------
            MALAYSIA: 9.89%
     3,000  Arab Malaysian Fin (Alien)....................          16,750
    60,000  Brisdale Holdings Berhad*.....................          95,989
    88,000  Kumpulan Jetson Berhad*.......................         362,412
   100,000  Hock Hua Bank Berhad (For Reg)*...............         463,311
   130,000  IJM Corp Berhad-A*............................         306,300
   300,000  MBM Resources Berhad..........................         641,508
    65,000  Malakoff Berhad*..............................         319,170
   250,000  Malayan Credit Limited*.......................         434,332
    15,000  Pan Pacific Asia Berhad*......................          44,252
   120,000  Road Builder*.................................         679,523
    25,000  Sap Holdings*.................................         119,788
    30,000  Star Publications (Malaysia)..................         118,204
    18,000  Sungei Way Holdings Berhad....................          53,459
     1,800  Sungei Way Holdings Berhad Rights*............           2,138
   200,000  Tractors Malaysia Hldgs Bhd...................         375,401
   180,000  Tradewinds (Malaysia) Berhad..................         602,305
   195,000  United Merchant Group Berhad*.................         321,229
    48,000  Worldwide Holdings Berhad.....................          76,031
                                                              ------------
            Total Malaysia................................       5,032,102
                                                              ------------

                      GUINNESS FLIGHT ASIA SMALL CAP FUND

--------------------------------------------------------------------------------

  Shares                                                         Value
--------------------------------------------------------------------------
            PHILIPPINES: 1.49%
 2,724,000  Alaska Milk Corporation*......................    $    352,152
   180,000  Cn Solid Group Inc.*..........................          36,958
   375,000  Davao Union Cement Corp.-B....................         105,513
 1,680,000  Universal Rightfield Property*................         220,380
    80,000  Universal Robina Corp.*.......................          44,867
                                                              ------------
            Total Philippines.............................         759,870
                                                              ------------
            SINGAPORE: 11.53%
    25,000  Acer Computer International Ltd...............          43,000
   359,000  Amtek Engineering.............................         713,534
    19,000  Aztech Systems Ltd............................           5,841
    18,000  Clipsal Industries Ltd........................          65,520
    80,000  Comfort Group Ltd.............................          70,923
    62,000  Datacraft Asia Limited........................         103,540
   600,000  Delifrance Asia Limited*......................         493,315
   432,000  Elec & Eltek Int Co Ltd.......................       1,641,600
   680,000  FJ Benjamin Holdings Ltd.*....................         478,873
   440,000  Pacific Andes Hldg Ltd.*......................         217,800
   600,000  Roly International Holdings...................         438,000
    50,000  Singapore Tech Automotive (For Reg)*..........         111,532
   600,000  Sunright Ltd.*................................         634,875
   300,000  Venture Manufacturing*........................         746,407
   100,000  Wong's Circuits Hldgs Ltd.*...................          99,000
                                                              ------------
            Total Singapore...............................       5,863,760
                                                              ------------

                      GUINNESS FLIGHT ASIA SMALL CAP FUND

--------------------------------------------------------------------------------

  Shares                                                         Value
--------------------------------------------------------------------------
            THAILAND: 5.37%
    63,000  Jasmine Intl PLC Foreign*.....................    $     96,460
     3,000  Kce Electronics*..............................           8,894
    70,000  Lam Soon (Thailand)-Foreign*..................          84,650
   160,000  National Petrochemical-Foreign................         123,269
   347,000  Robinson Department Store-Foreign*............         673,425
    50,000  Thairung Union Car Pub Co.-Foreign*...........         243,807
     6,000  Tipco Asphalt*................................          36,513
   100,000  Tipco Asphalt-Local*..........................         608,543
   885,300  Tuntex (Thailand) Co Ltd.*....................         854,737
                                                              ------------
            Total Thailand................................       2,730,298
                                                              ------------
            Total Common Stocks
            (Identified cost $40,254,577): 82.84%.........    $ 42,139,638
                                                              ------------

                    FORWARD CONTRACTS
--------------------------------------------------------------------------------

    Currency                                       Delivery     Unrealized
   Receivable          Currency Deliverable          Date       Gain/(Loss)
---------------------------------------------------------------------------
U.S. $   534,277  Hong Kong Dollar 4,132,096....     01/02/97   $       (32)
U.S. $   367,148  Malaysian Ringgit 927,340.....     01/02/97            47
U.S. $   677,686  Malaysian Ringgit 1,711,293...     01/03/97           (98)
U.S. $   330,959  Singapore Dollar 462,912......     01/03/97            46
U.S. $   381,193  Thai Baht 9,760,443...........     01/03/97          (446)
                                                                -----------
                  Total Forward Contracts.......                       (483)
                                                                -----------
                  Total Investments in
                  Securities:
                  (cost $40,254,577+) 82.84%....                $42,139,155
                  Other assets less liabilities:
                    17.16%......................                  8,729,129
                                                                -----------
                  NET ASSETS: 100.0%............                $50,868,284
                                                                ===========

* Security is non-income producing.

+ Cost for federal income tax purposes is the same.
     Net unrealized appreciation consists of:
          Gross unrealized appreciation.........   $3,037,791
          Gross unrealized depreciation.........   (1,152,730)
                                                  -----------
               Net unrealized appreciation......   $1,885,061
                                                  ===========

See accompanying notes to financial statements.

                      GUINNESS FLIGHT ASIA SMALL CAP FUND

PORTFOLIO OF INVESTMENTS BY INDUSTRY DECEMBER 31, 1996 (UNAUDITED)
--------------------------------------------------------------------------------

                                                                   % OF
                          INDUSTRY                              NET ASSETS
--------------------------------------------------------------------------
Agriculture.................................................        1.18%
Automobile..................................................        7.96
Chemical....................................................        1.37
Construction................................................        9.81
Consumer-related............................................       15.54
Energy......................................................        0.87
Finance.....................................................        4.95
Food........................................................        6.54
Manufacturing...............................................        2.11
Media.......................................................        0.26
Pharmaceutical..............................................        0.51
Pulp........................................................        0.09
Real-Estate.................................................        5.90
Retail......................................................        9.61
Technology..................................................       13.21
Telecommunications..........................................        1.10
Toys........................................................        0.09
Transportation..............................................        1.74
                                                                  ------
TOTAL INVESTMENTS IN SECURITIES.............................       82.84
OTHER ASSETS LESS LIABILITIES...............................       17.16
                                                                  ------
NET ASSETS..................................................      100.00%
                                                                  ======

                      GUINNESS FLIGHT ASIA SMALL CAP FUND

STATEMENT OF ASSETS AND LIABILITIES AT DECEMBER 31, 1996
--------------------------------------------------------------------------------

ASSETS
Investments in securities, at value (cost $40,254,577)...    $42,139,155
Cash.....................................................     14,605,938
Receivables:
     Fund shares sold....................................        534,304
     Securities sold.....................................         27,027
     Dividends and interest..............................         68,112
Prepaid expenses.........................................         12,127
Deferred organization costs, net.........................          7,561
                                                             -----------
     Total assets........................................     57,394,224
                                                             -----------
LIABILITIES
Payables:
     Securities purchased................................      6,381,487
     Fund shares redeemed................................         38,003
     Dividends to shareholders...........................          6,653
Due to Adviser (Note 3)..................................         60,838
Accrued expenses.........................................         38,959
                                                             -----------
     Total liabilities...................................      6,525,940
                                                             -----------
NET ASSETS...............................................    $50,868,284
                                                             ===========
NET ASSET VALUE AND REDEMPTION PRICE PER SHARE
     ($50,868,284/3,608,723, shares outstanding;
     unlimited number of shares authorized without par
     value)..............................................         $14.10
                                                                 =======
SOURCE OF NET ASSETS
     Paid-in capital.....................................    $48,964,942
     Overdistribution of net investment income...........        (15,240)
     Undistributed net realized gain on investments......         37,404
     Net unrealized appreciation (depreciation) on:
          Investments....................................      1,885,061
          Foreign currency...............................         (3,883)
                                                             -----------
          Net assets.....................................    $50,868,284
                                                             ===========

See accompanying notes to financial statements.

                      GUINNESS FLIGHT ASIA SMALL CAP FUND

STATEMENT OF OPERATIONS
--------------------------------------------------------------------------------

                                                          April 29, 1996*
                                                              through
                                                         December 31, 1996
--------------------------------------------------------------------------
INVESTMENT INCOME
INCOME
Dividends (Net of foreign taxes withheld $2,351)......      $    56,603
Interest..............................................           92,775
                                                            -----------
     Total Investment Income..........................          149,378
EXPENSES
Advisory fees (Note 3)................................           62,680
Administration fee (Note 3)...........................           13,424
Custodian.............................................           28,156
Accounting............................................           27,637
Transfer agent fees...................................           16,767
Auditing fees.........................................           17,241
Legal fees............................................            7,713
Directors' fees.......................................            4,699
Registration fees.....................................           14,095
Reports to shareholders...............................            2,350
Deferred organization costs amortization..............            1,184
Miscellaneous.........................................            2,014
                                                            -----------
     Total expenses...................................          197,960
     Less: Expenses reimbursed (Note 3)...............          (71,583)
                                                            -----------
     Net expenses.....................................          126,377
                                                            -----------
          NET INVESTMENT INCOME.......................           23,001
                                                            -----------
REALIZED AND UNREALIZED GAIN (LOSS)
     ON INVESTMENTS
Net realized gain from investments....................           73,470
Net realized loss from foreign currency...............           (7,229)
Net unrealized appreciation on investments............        1,885,061
Net unrealized loss on foreign currency...............           (3,883)
                                                            -----------
     Net realized and unrealized gain on
       investments....................................        1,947,419
                                                            -----------
     NET INCREASE IN NET ASSETS RESULTING FROM
       OPERATIONS.....................................      $ 1,970,420
                                                            ===========

*Commencement of operations.

See accompaning notes to financial statements.

                      GUINNESS FLIGHT ASIA SMALL CAP FUND

STATEMENT OF CHANGES IN NET ASSETS
--------------------------------------------------------------------------------

                                                           April 29, 1996*
                                                               through
                                                          December 31, 1996
---------------------------------------------------------------------------
INCREASE IN NET ASSETS FROM
OPERATIONS
Net investment income..................................      $    23,001
Net realized gain from investments.....................           73,470
Net realized loss on foreign currency..................           (7,229)
Net unrealized appreciation on investments.............        1,885,061
Net unrealized loss on foreign currency................           (3,883)
                                                             -----------
     NET INCREASE IN NET ASSETS RESULTING FROM
       OPERATIONS......................................        1,970,420
                                                             -----------
DISTRIBUTIONS TO SHAREHOLDERS
Dividends paid from net investment income..............          (38,241)
Distributions from taxable realized gains..............          (28,837)
                                                             -----------
     TOTAL DISTRIBUTIONS TO SHAREHOLDERS...............          (67,078)
                                                             -----------
CAPITAL SHARE TRANSACTIONS
Proceeds from shares sold..............................       49,952,419
Net asset value of shares issued on reinvestment of
  distributions........................................           60,299
Cost of shares redeemed................................       (1,447,776)
                                                             -----------
     NET INCREASE FROM CAPITAL SHARE TRANSACTIONS......       48,564,942
                                                             -----------
     TOTAL INCREASE IN NET ASSETS......................       50,468,284
NET ASSETS
Beginning of period....................................          400,000
                                                             -----------
End of period (including overdistributed net investment
  income of $15,240)...................................      $50,868,284
                                                             ===========
CHANGES IN SHARES
Shares sold............................................        3,681,439
Shares reinvested from distributions...................            4,288
Shares redeemed........................................         (109,004)
                                                             -----------
     NET INCREASE......................................        3,576,723
                                                             ===========

*Commencement of operations.

See accompanying notes to financials statements.

                      GUINNESS FLIGHT ASIA SMALL CAP FUND

FINANCIAL HIGHLIGHTS
FOR A CAPITAL SHARE OUTSTANDING THROUGHOUT THE PERIOD
--------------------------------------------------------------------------------

                                                          April 29, 1996*
                                                              through
                                                         December 31, 1996
--------------------------------------------------------------------------
Net asset value, beginning of period..................        $ 12.50
                                                             --------
Income from investment operations:
  Net investment income...............................           0.02
  Net realized and unrealized gain on investments.....           1.61
                                                             --------
Total from investment operations......................           1.63
                                                             --------
Less distributions:
  Dividends from net investment income................          (0.02)
  Distributions from taxable net capital gains........          (0.01)
                                                             --------
                                                                (0.03)
                                                             --------
Net asset value, end of period........................        $ 14.10
                                                             ========
Total return..........................................          13.08%+
Ratios/supplemental data:
Net assets, end of period (thousands).................        $50,868
Ratio of expenses to average net assets:**
  Before expense reimbursement........................           3.09%
  After expense reimbursement.........................           1.98%
Ratio of net investment income to average net
  assets:**
  Before expense reimbursement........................          (0.76)%
  After expense reimbursement.........................           0.36%
Portfolio turnover rate...............................          21.91%
Average Commission Rate Paid++........................        $0.0029

  * Commencement of operations.

 ** Annualized.

  + Not annualized.

  ++ A fund is required to disclose its average commission rate per share for security trades on which commissions are charged. This amount may vary from period to period and fund to fund depending on the mix of trades executed in various markets where trading practices and commission rate structures may differ.

See accompanying notes to financial statements.

                     GUINNESS FLIGHT CHINA & HONG KONG FUND

PORTFOLIO OF INVESTMENTS BY INDUSTRY DECEMBER 31, 1996
--------------------------------------------------------------------------------

  Shares               COMMON STOCKS: (97.51%)                  Value
-------------------------------------------------------------------------
            AIR TRANSPORT, SCHED, & AIR COURIER SERVICES:
              1.09%
 2,160,000  Cathay Pacific Airways Ltd. .................    $  3,407,072
                                                             ------------
            APPAREL, PIECE GOODS, & NOTIONS: 0.35%
 1,287,000  Giordano Holdings Ltd. ......................       1,098,222
                                                             ------------
            AUTOMOTIVE DEALERS: 0.83%
 4,686,000  Qingling Motors Company Ltd. ................       2,590,038
                                                             ------------
            BANKS: 20.72%
   735,400  Bank of East Asia Hong Kong..................       3,270,769
   851,000  Dao Heng Bank Group Ltd......................       4,081,983
 1,613,500  Hang Seng Bank...............................      19,609,412
 1,548,400  HSBC Holding Plc.............................      33,132,096
   604,000  Liu Chong Hing Investment Ltd. ..............         745,775
   536,000  Union Bank of Hong Kong......................         675,674
   666,000  Wing Hang Bank Limited.......................       3,022,380
                                                             ------------
            Total Banks..................................      64,538,089
                                                             ------------
            BOOT & SHOE CUT STOCK & BINDING: 0.39%
 3,234,000  Yue Yuen Industrial Holdings.................       1,233,473
                                                             ------------
            CHEMICALS: 0.53%
 2,834,000  Shanghai Petrochemical.......................         861,064
 3,210,000  Yizheng Chemical Fibre Co. ..................         780,244
                                                             ------------
            Total Chemicals..............................       1,641,308
                                                             ------------
            CONTAINER - MARINE: 1.76%
 4,699,000  Cosco Pacific Ltd. ..........................       5,467,839
                                                             ------------
            CONSUMER GOODS: 0.55%
   642,000  Inner Mongolia Erdos Cashmere................         404,460
 1,020,000  Shanghai Refrigerator Comp - B*..............         554,880
   750,000  Wuxi Little Swan*............................         756,351
                                                             ------------
            Total Consumer Goods.........................       1,715,691
                                                             ------------

                     GUINNESS FLIGHT CHINA & HONG KONG FUND

--------------------------------------------------------------------------------

  Shares                                                        Value
-------------------------------------------------------------------------
            DEPARTMENT STORES: 0.16%
 1,932,000  Joyce Boutique...............................    $    489,588
                                                             ------------
            DIVERSIFIED OPERATIONS: 11.28%
 2,438,000  Citic Pacific Ltd. ..........................      14,152,977
 1,723,000  First Pacific Co. ...........................       2,238,820
   509,000  Gold Lion Holdings Ltd. .....................         417,887
 4,605,000  Guangdong Investment Ltd. ...................       4,435,613
 1,244,733  New World Infrastructure*....................       3,637,076
   132,000  Shanghai Industrial Holdings Ltd.*...........         481,272
   673,000  Sinocan Holdings Ltd. .......................         330,648
   991,000  Swire Pacific Ltd. A.........................       9,449,383
                                                             ------------
            Total Diversified Operations.................      35,143,676
                                                             ------------
            ELECTRIC POWER: 3.40%
   932,500  China Light & Power Co. .....................       4,147,392
 1,742,000  Hong Kong Electric...........................       5,788,273
    30,000  Huaneng Power International Inc. ADR*........         675,000
                                                             ------------
            Total Electric Power.........................      10,610,665
                                                             ------------
            FINANCIAL SERVICES: 1.70%
   803,200  Dah Sing Financial Holdings..................       3,260,777
   816,000  National Mutual Asia Ltd. ...................         775,435
   725,000  Peregrine Investment Holdings................       1,242,000
    35,000  Peregrine Investment Holdings Wts.-98*.......          11,200
                                                             ------------
            Total Financial Services.....................       5,289,412
                                                             ------------
            FOOD & BEVERAGE: 0.42%
 1,602,000  Four Seas Mercantile Holdings*...............         838,852
   320,400  Four Seas Mercantile Holdings Wts.*..........          40,182
 1,630,000  Tingyi (Cayman Island) Holding Co.*..........         426,757
                                                             ------------
            Total Food & Beverage........................       1,305,791
                                                             ------------

                     GUINNESS FLIGHT CHINA & HONG KONG FUND

--------------------------------------------------------------------------------

  Shares                                                        Value
-------------------------------------------------------------------------
            GAS PRODUCTION & DISTRIBUTION: 3.08%
 4,896,800  Hong Kong & China Gas........................    $  9,465,015
   238,900  Hong Kong & China Gas Wts*...................         132,817
                                                             ------------
            Total Gas Productions & Distribution.........       9,597,832
                                                             ------------
            HOTELS, TOURIST COURTS & MOTELS: 2.72%
   350,000  Assoc. International Hotels..................         262,460
 1,942,000  CDL Hotel International......................       1,111,041
 2,054,875  Hong Kong & Shanghai Hotels..................       3,878,877
   146,375  Hong Kong & Shanghai Hotels Wts.-98* ........          54,882
 1,986,000  Shangri - La Asia Ltd. ......................       2,940,035
   529,000  Shanghai New Asia Group Ltd.-B...............         230,644
                                                             ------------
            Total Hotels, Tourist Courts & Motels........       8,477,939
                                                             ------------
            RETAILERS: 0.57%
 4,050,000  Esprit Asia Holdings Ltd.....................       1,793,426
                                                             ------------
            MANUFACTURING - ELECTRICAL EQUIPMENT: 0.48%
 1,446,000  Gold Peak Industrial.........................         990,859
   276,000  Varitronix International Ltd.................         499,580
                                                             ------------
            Total Manufacturing-Electrical Equipment.....       1,490,439
                                                             ------------
            MANUFACTURING - SHOES: 0.02%
   193,800  Guangdong Tannery*...........................          48,860
                                                             ------------
            MEDIA: 0.20%
   153,000  Television Broadcasts Ltd. ..................         611,248
                                                             ------------
            PETROLEUM REFINING: 0.67%
 5,690,000  Zhenhai Refining & Chemical Co...............       2,096,645
                                                             ------------
            REAL ESTATE - AGENTS, BROKERS & MANAGERS:
              0.70%
   964,000  China Resources Enterprises..................       2,168,673
                                                             ------------

                     GUINNESS FLIGHT CHINA & HONG KONG FUND

--------------------------------------------------------------------------------

  Shares                                                        Value
-------------------------------------------------------------------------
            REAL ESTATE - OPERATIONS & LESSORS: 20.63%
 3,742,000  Amoy Properties Ltd. Ord. ...................    $  5,394,440
 2,146,000  Cheung Kong..................................      19,075,247
 2,231,000  Sun Hung Kai Properties Ltd. ................      27,330,435
 2,499,000  Wharf Holdings Ltd. .........................      12,471,575
                                                             ------------
            Total Real Estate - Operations & Lessors.....      64,271,697
                                                             ------------
            REAL ESTATE - SUBDIVIDERS, DEVELOPERS &
              OPERATIVE BUILDERS: 12.88%
 1,448,000  Henderson Land Development...................      14,602,625
 1,309,600  HKR International Ltd.* .....................       2,209,617
 1,400,000  Hysan Development Company....................       5,575,021
    38,850  Hysan Development Company Wts-98*............          35,161
   200,000  New Asia Realty & Trust Co. .................         738,251
 2,069,000  New World Development........................      13,977,019
 2,436,000  Sino Land Company............................       2,976,301
                                                             ------------
            Total Real Estate - Subdividers, Developers &
              Operative Builders.........................      40,113,995
                                                             ------------
            TELECOMMUNICATIONS: 3.26%
    52,000  Asia Satellite Telecom Holdings*.............         120,680
 6,231,600  Hong Kong Telecom............................      10,030,826
                                                             ------------
            Total Telecommunications.....................      10,151,506
                                                             ------------
            WHOLESALE TRADE - MISC. WHOLESALERS: 9.12%
 3,520,000  Hutchison Whampoa............................      27,647,556
   868,000  Li & Fung Ltd................................         768,738
                                                             ------------
            Total Wholesale Trade - Misc. Wholesalers....      28,416,294
                                                             ------------

                     GUINNESS FLIGHT CHINA & HONG KONG FUND

--------------------------------------------------------------------------------

  Shares                                                        Value
-------------------------------------------------------------------------
            Total Investments in Securities
            (Identified cost $256,329,436+): 97.51%......    $303,769,418
                                                             ------------
            Other Assets less Liabilities: 2.49%.........       7,751,444
                                                             ------------
            NET ASSETS: 100.00%..........................    $311,520,862
                                                             ============

            * Security is non-income producing
            + Cost to federal income tax purpose is as
              follows:
            Gross unrealized appreciation................    $ 50,514,566
            Gross unrealized depreciation................      (3,074,584)
                                                             ------------
                                                             $ 47,439,982
                                                             ============

See accompanying notes to financial statements.

                     GUINNESS FLIGHT CHINA & HONG KONG FUND

STATEMENT OF ASSETS AND LIABILITIES AT DECEMBER 31, 1996
--------------------------------------------------------------------------------

ASSETS
Investments in securities, at value (cost
  $256,329,436)........................................    $303,769,418
Cash...................................................      10,036,497
Receivables:
     Fund shares sold..................................         993,246
     Dividends and interests...........................         232,553
Prepaid expenses.......................................           9,099
Deferred organizational costs, net.....................          29,420
                                                           ------------
     Total assets......................................     315,070,233
                                                           ------------
LIABILITIES
Payables:
     Securities purchased..............................       2,769,170
     Dividends to shareholders.........................         203,563
     Fund shares redeemed..............................         121,858
Due to Adviser (Note 3)................................         235,415
Other accrued expenses.................................         219,365
                                                           ------------
     Total liabilities.................................       3,549,371
                                                           ------------
NET ASSETS.............................................    $311,520,862
                                                           ============
NET ASSET VALUE AND REDEMPTION PRICE PER SHARE
     ($311,520,862/17,589,379 shares outstanding;
     unlimited number of shares authorized without par
     value)............................................          $17.71
                                                                =======
SOURCE OF NET ASSETS
     Paid-in capital...................................    $263,479,700
     Undistributed net investment income...............          46,560
     Undistributed net realized gain on investments....         555,628
     Net unrealized appreciation (depreciation) on:
          Investments..................................      47,439,982
          Foreign currency.............................          (1,008)
                                                           ------------
          Net assets...................................    $311,520,862
                                                           ============

See accompanying notes to financial statements.

                     GUINNESS FLIGHT CHINA & HONG KONG FUND

STATEMENT OF OPERATIONS
--------------------------------------------------------------------------------

                                                            For the Year
                                                                Ended
                                                          December 31, 1996
---------------------------------------------------------------------------
INVESTMENT INCOME
INCOME
Dividends..............................................      $ 5,754,444
Interests..............................................          203,761
                                                          ----------------
     Total investment income...........................        5,958,205
EXPENSES
Advisory fees (Note 3).................................        1,772,174
Administration fees (Note 3)...........................          443,043
Custodian..............................................          329,720
Accounting.............................................           50,511
Transfer agent fees....................................          268,776
Auditing fees..........................................           31,109
Legal fees.............................................           61,646
Director's fees........................................           13,777
Registration fees......................................           87,888
Reports to shareholders................................           46,560
Deferred organization costs amortization...............           11,757
Interest on loans......................................            5,977
Miscellaneous..........................................           46,383
                                                          ----------------
     Total expenses....................................        3,169,321
     Expenses recouped (Note 3)........................          315,433
                                                          ----------------
     Net expenses......................................        3,484,754
                                                          ----------------
          NET INVESTMENT INCOME........................        2,473,451
                                                          ----------------
REALIZED AND UNREALIZED GAIN (LOSS)
     ON INVESTMENTS
Net realized gain from investments.....................        5,591,892
Net realized loss from foreign currency................          (54,179)
Net change in unrealized appreciation (depreciation)
  on:
     Investments.......................................       43,834,616
     Foreign currency..................................           (1,038)
                                                          ----------------
          Net realized and unrealized gain on
            investments................................       49,371,291
                                                          ----------------
          NET INCREASE IN NET ASSETS RESULTING FROM
            OPERATIONS.................................      $51,844,742
                                                          ================

See accompanying notes to financial statements.

                     GUINNESS FLIGHT CHINA & HONG KONG FUND

STATEMENTS OF CHANGES IN NET ASSETS
--------------------------------------------------------------------------------

                                              For the Years Ended
                                              December 31,
                                              --------------------------
                                                  1996          1995
------------------------------------------------------------------------
INCREASE IN NET ASSETS FROM:
OPERATIONS
Net investment income.......................  $  2,473,451   $   300,352
Net realized gain from investments..........     5,591,892        28,920
Net realized loss on foreign currency.......       (54,179)       (6,121)
Net unrealized appreciation on investments
  and foreign currency......................    43,833,578     3,847,844
                                              ------------   -----------
     NET INCREASE IN NET ASSETS RESULTING
       FROM OPERATIONS......................    51,844,742     4,170,995
                                              ------------   -----------
DISTRIBUTIONS TO SHAREHOLDERS
Dividends paid from net investment income...    (2,426,162)     (301,331)
Distributions from taxable realized gains...    (4,883,242)     (123,918)
                                              ------------   -----------
     TOTAL DISTRIBUTIONS TO SHAREHOLDERS....    (7,309,404)     (425,249)
                                              ------------   -----------
CAPITAL SHARE TRANSACTIONS
Proceeds from shares sold...................   344,443,893    57,621,477
Net asset value of shares issued on
  reinvestment of distributions.............     6,537,646       395,581
Cost of shares redeemed.....................  (139,736,255)   (8,309,577)
                                              ------------   -----------
Net increase from capital share
  transactions..............................   211,245,284    49,707,481
                                              ------------   -----------
     TOTAL INCREASE IN NET ASSETS...........   255,780,622    53,453,227
NET ASSETS
Beginning of year...........................    55,740,240     2,287,013
                                              ------------   -----------
End of year (including undistributed
  (overdistributed) net investment income of
  $46,560 and $(729), respectively).........  $311,520,862   $55,740,240
                                              ============   ===========
CHANGES IN SHARES
Shares sold.................................    22,049,194     4,513,348
Shares reinvested from distributions........       453,347        29,558
Shares redeemed.............................    (8,999,261)     (656,232)
                                              ------------   -----------
     NET INCREASE...........................    13,563,280     3,886,674
                                              ============   ===========

See accompanying notes to financial statements.

                     GUINNESS FLIGHT CHINA & HONG KONG FUND

FINANCIAL HIGHLIGHTS
FOR A CAPITAL SHARE OUTSTANDING THROUGH THE PERIOD
--------------------------------------------------------------------------------

                                                 For the Years      From June 30,
                                                     Ended              1994*
                                                  December 31,         through
                                               ------------------    December 31,
                                                 1996      1995          1994
----------------------------------------------------------------------------------
Net asset value, beginning of period.........  $  13.64   $ 11.47       $12.50
                                               --------   -------   ----------
Income from investment operations:
  Net investment income......................      0.19      0.14         0.04
  Net realized and unrealized gain (loss) on
    investments..............................      4.43      2.20        (0.96)
                                               --------   -------   ----------
Total from investment operations.............      4.62      2.34        (0.92)
                                               --------   -------   ----------
Less distributions:
  Dividends from net investment income.......     (0.19)    (0.14)       (0.04)
  Distributions from taxable net capital
    gains....................................     (0.36)    (0.03)       (0.07)
                                               --------   -------   ----------
Total distributions..........................     (0.55)    (0.17)       (0.11)
                                               --------   -------   ----------
Net asset value, end of period...............  $  17.71   $ 13.64       $11.47
                                               ========   =======   ==========
Total return.................................     34.38%    20.45%       (7.74)%++
Ratios/supplemental data:
Net assets, end of period (thousands)........  $311,521   $55,740       $2,287
Ratio of expenses to average net assets:
  Before expense reimbursement
    (recoupement)............................      1.78%     3.02%**      19.92%+
  After expense reimbursement
    (recoupement)............................      1.96%     1.98%        2.00%+
Ratio of net investment income to average net
  assets:
  Before expense reimbursement
    (recoupement)............................      1.57%     0.49%      (17.15)%+
  After expense reimbursement
    (recoupement)............................      1.39%     1.52%        0.78%+
Portfolio turnover rate......................     30.04%    10.89%       27.25%
Average Commission Rate Paid#................  $ 0.0070        --           --
BANK LOANS
Amount outstanding at end of period (000)....        --        --           --
Average amount of bank loans outstanding
  during the period (monthly average)
  (000)......................................  $  1,413        --           --
Average number of shares outstanding during
  the period (monthly average) (000).........    11,419        --           --
Average amount of debt per share during the
  period.....................................  $   0.12        --           --

*  Commencement of operations.

** Includes indirectly paid expenses. Excluding indirectly paid expenses for the year ended December 31, 1995, the ratio of expenses to average net assets before "expense reimbursement" would have been 3.04%

+  Annualized.

++  Not Annualized.

# For fiscal years beginning on or after September 1, 1995, a fund is required to disclose its average commissions rate per share for security trades on which commissions are charged. This amount may vary from period to period and fund to fund depending on the mix of trades executed in various markets where trading practices and commission rate structures may differ.

See accompanying notes to financial statements.

                  GUINNESS FLIGHT GLOBAL GOVERNMENT BOND FUND

PORTFOLIO OF INVESTMENTS DECEMBER 31, 1996
--------------------------------------------------------------------------------

Par Value              GOVERNMENT BONDS: 79.59%            Market Value US$
----------------------------------------------------------------------------
             AUSTRALIAN DOLLAR: 9.59%
   670,000   Australian Government 10.000% 10/15/07......     $   629,768
                                                               ----------
             BRITISH POUND: 11.41%
    90,000   United Kingdom Gilts 8.000% 06/07/21........         160,627
   295,000   United Kingdom Gilts 7.500% 12/07/06........         504,860
    40,000   Italy Sterling NCL 10.500% 04/28/14.........          83,183
                                                               ----------
             Total British Pound.........................         748,670
                                                               ----------
             CANADIAN DOLLAR: 2.19%
   177,000   Canadian Government Bond 8.000% 06/01/23....         143,845
                                                               ----------
             DANISH KRONER: 2.37%
   970,000   Kingdom of Denmark 7.000% 11/10/24..........         155,749
                                                               ----------
             EUROPEAN CURRENCY UNIT: 4.87%
   240,000   France O.A.T. 7.000% 04/25/06...............         319,554
                                                               ----------
             GERMAN MARKS: 12.08%
 1,135,000   Deutschland Republic 6.875% 05/12/05........         793,087
                                                               ----------
             IRISH PUNT: 1.29%
    30,000   Irish Gilts 9.750% 06/01/98.................          53,447
    18,000   Irish Gilts 8.750% 07/27/97.................          30,960
                                                               ----------
             Total Irish Punt............................          84,407
                                                               ----------

                  GUINNESS FLIGHT GLOBAL GOVERNMENT BOND FUND

--------------------------------------------------------------------------------

Par Value                                                  Market Value US$
----------------------------------------------------------------------------
             NORWEGIAN KRONER: 4.14%
 1,385,000   Norwegian Government 9.500% 10/31/02........  $       256,738
   100,000   Norwegian Government 5.750% 11/30/04........           15,314
                                                                ----------
             Total Norwegian Kroner......................          272,052
                                                                ----------
             SPANISH PESETA: 9.87%
35,000,000   Spanish Government 10.500% 10/30/03.........          327,610
35,000,000   Spanish Government 10.300% 06/15/02.........          320,062
                                                                ----------
             Total Spanish Peseta........................          647,672
                                                                ----------
             SWEDISH KRONA: 2.38%
 1,100,000   Kingdom of Sweden 6.000% 02/09/05...........          156,266
                                                                ----------
             UNITED STATES DOLLAR: 19.40%
   360,000   Tokyo Metro 6.125% 03/27/06.................          348,840
   847,000   U.S. Treasury Note 7.875% 11/15/04..........          924,553
                                                                ----------
             Total United States Dollar..................        1,273,393
                                                                ----------
             Total Government Bonds -- 79.59% (Identified
               Cost $5,169,524)..........................  $     5,224,463
                                                                ----------

                  GUINNESS FLIGHT GLOBAL GOVERNMENT BOND FUND

--------------------------------------------------------------------------------

FORWARD CONTRACTS: (0.26%)
-----------------------------------------------------------------------------
   Currency                                                        Unrealized
  Receivable           Currency Deliverable        Delivery Date   Gain/(Loss)
---------------  --------------------------------  -------------   ----------
US$     294,953  Australian Dollar 376,176            01/23/97     $    3,493
US$     620,760  Canadian Dollar 844,420              01/23/97           (590)
US$   2,469,395  Deutsche Mark 3,686,612              01/23/97          4,726
US$      62,125  Danish Krone 362,812                 01/23/97            363
US$     355,685  Spanish Peseta 43,061,277            01/23/97           (804)
US$       8,753  French Franc 45,342                  01/23/97              9
US$     651,341  British Pound Sterling 416,187       01/23/97         17,361
US$     317,342  Irish Punt 198,705                   01/23/97         (4,327)
US$     908,089  Italian Lira 1,380,901,671           01/23/97          4,292
US$     570,427  Japanese Yen 3,751,746,093           01/23/97         (1,246)
US$     118,198  New Zealand Dollar 172,258           01/23/97            159
US$     181,682  Norwegian Krone 4,056,466            01/23/97            891
US$     741,778  Swedish Krona 4,921,302              01/23/97          6,068
US$     228,697  Singapore Dollar 321,846             01/23/97          1,386
US$     327,428  European Currency Unit 261,725       01/23/97            235
US$   2,941,784  Australian Dollar 2,333,804          04/24/97        (52,937)
US$   2,044,428  Canadian Dollar 2,713,639            04/24/97        (14,232)
US$   1,957,744  Deutsche Mark 2,973,742              04/24/97          9,411
US$      98,972  Danish Krone 578,627                 04/24/97          1,199
US$     959,946  Spanish Peseta 124,628,851           04/24/97           (303)
US$   4,924,753  British Pound Sterling 3,001,572     04/24/97         46,282
US$     656,820  Irish Punt 393,335                   04/24/97         (2,466)
US$   2,454,355  Italian Lira 3,750,746,093           04/24/97         (9,991)
US$   1,433,829  Japanese Yen 159,315,100             04/24/97        (15,214)
US$     651,103  Norwegian Krone 4,150,502            04/24/97           (880)
US$      43,269  New Zealand Dollar 62,560            04/24/97            682
US$      29,533  Swedish Krona 193,912                04/24/97           (937)
US$     494,195  Singapore Dollar 691,978             04/24/97         (3,337)
US$     503,682  European Currency Unit 394,264       04/24/97         (6,075)
                                                                   ----------
                 Total Forward Contracts........................      (16,782)
                                                                   ----------
                 Total Investments in Securities: (cost
                 $5,169,524*) 79.33%............................    5,207,681
                 Other Assets Less Liabilities: 20.67%..........    1,356,609
                                                                   ----------
                 NET ASSETS: 100.0%.............................   $6,564,290
                                                                   ==========
*Cost for federal income tax purposes is the
  same.
                 Net unrealized depreciation consists of:
                 Gross unrealized appreciation..................   $  107,536
                 Gross unrealized depreciation..................      (52,597)
                                                                   ----------
                 Net unrealized appreciation....................   $   54,939
                                                                   ==========

See accompanying notes to financial statements.

                  GUINNESS FLIGHT GLOBAL GOVERNMENT BOND FUND

STATEMENT OF ASSETS AND LIABILITIES AT DECEMBER 31, 1996
--------------------------------------------------------------------------------

ASSETS
Investments in securities, at value (cost $5,169,524).....    $5,207,681
Cash......................................................     1,255,124
Receivables:
     Fund shares sold.....................................         2,500
     Interests............................................       135,555
Prepaid expenses..........................................           216
Deferred organizational costs, net........................        29,420
                                                              ----------
     Total assets.........................................     6,630,496
                                                              ----------
LIABILITIES
Dividends payable to shareholders.........................         2,891
Due to Adviser............................................        27,374
Other accrued expenses....................................        35,941
                                                              ----------
     Total liabilities....................................        66,206
                                                              ----------
NET ASSETS................................................    $6,564,290
                                                              ==========
NET ASSET VALUE AND REDEMPTION PRICE PER SHARE
  ($6,564,290/516,037 shares outstanding; unlimited number
  of shares authorized without par value).................        $12.72
                                                                 =======
SOURCE OF NET ASSETS
     Paid-in capital......................................    $6,460,077
     Undistributed net investment income (including
       equalization credits of $44,071)...................        21,798
     Undistributed net realized gain on investments.......        43,561
     Net unrealized appreciation (depreciation) on:
          Investments.....................................        54,939
          Foreign currency................................       (16,085)
                                                              ----------
          Net assets......................................    $6,564,290
                                                              ==========

See accompanying notes to financial statements.

                  GUINNESS FLIGHT GLOBAL GOVERNMENT BOND FUND

STATEMENT OF OPERATIONS
--------------------------------------------------------------------------------

                                                            For the Year
                                                                Ended
                                                          December 31, 1996
---------------------------------------------------------------------------
INVESTMENT INCOME
INCOME
Interests..............................................       $ 164,890
                                                             ----------
EXPENSES
Advisory fees (Note 3).................................           19,110
Administration fee (Note 3)............................          27,122
Custodian..............................................          13,898
Accounting.............................................          40,022
Transfer agent fees....................................          34,891
Auditing fees..........................................          16,002
Legal fees.............................................           8,599
Directors' fees........................................          13,777
Registration fees......................................          18,501
Reports to shareholders................................           3,419
Deferred organization costs amortization...............          11,757
Miscellaneous..........................................           2,742
                                                             ----------
     Total expenses....................................         209,840
     Less: Expenses reimbursed (Note 3)................        (176,407)
                                                             ----------
     Net expenses......................................          33,433
                                                             ----------
          NET INVESTMENT INCOME........................         131,457
                                                             ----------
REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
Net realized gain from investments.....................          75,867
Net realized gain from foreign currency................             575
Net change in unrealized appreciation on investments...          21,387
Net change in unrealized loss on foreign currency......         (16,057)
                                                             ----------
     Net realized and unrealized gain on investments...          81,772
                                                             ----------
     NET INCREASE IN NET ASSETS RESULTING FROM
       OPERATIONS......................................       $ 213,229
                                                             ==========

See accompanying notes to financial statements.

                  GUINNESS FLIGHT GLOBAL GOVERNMENT BOND FUND

STATEMENTS OF CHANGES IN NET ASSETS
--------------------------------------------------------------------------------

                                                        For the Year Ended
                                                           December 31,
                                                   ----------------------------
                                                      1996             1995
-------------------------------------------------------------------------------
INCREASE IN NET ASSETS FROM:
OPERATIONS
Net investment income.........................     $   131,457      $    55,076
Net realized gain from investments............          75,867           33,385
Net realized gain (loss) on foreign
  currency....................................             575          (12,113)
Net change in unrealized appreciation on
  investments.................................          21,387           52,690
Net change in unrealized depreciation on
  foreign currency............................         (16,057)             (28)
                                                   -----------      -----------
    NET INCREASE IN NET ASSETS RESULTING FROM
       OPERATIONS.............................         213,229          129,010
                                                   -----------      -----------
NET EQUALIZATION CREDITS......................          44,071            1,667
                                                   -----------      -----------
DISTRIBUTIONS TO SHAREHOLDERS
Dividends paid from net investment income.....        (162,397)         (51,665)
Distributions from net capital gains..........         (22,795)         (25,177)
                                                   -----------      -----------
    TOTAL DISTRIBUTIONS TO SHAREHOLDERS.......        (185,192)         (76,842)
                                                   -----------      -----------
CAPITAL SHARE TRANSACTIONS
Proceeds from shares sold.....................       6,348,475        1,144,047
Net asset value of shares issued on
  reinvestment of distributions...............         175,240           44,505
Cost of shares redeemed.......................      (1,184,883)        (840,420)
                                                   -----------      -----------
Net increase from capital share
  transactions................................       5,338,832          348,132
                                                   -----------      -----------
    TOTAL INCREASE IN NET ASSETS..............       5,410,940          401,967
NET ASSETS
Beginning of year.............................       1,153,350          751,383
                                                   -----------      -----------
End of year (including undistributed net
  investment income of $21,798 and $8,667,
  respectively)...............................     $ 6,564,290      $ 1,153,350
                                                   ===========      ===========
CHANGES IN SHARES
Shares sold...................................         507,485           90,886
Shares issued from dividend distributions.....          13,939            3,547
Shares redeemed...............................         (95,726)         (66,716)
                                                   -----------      -----------
    NET INCREASE..............................         425,698           27,717
                                                   ===========      ===========

See accompanying notes to financial statements.

                  GUINNESS FLIGHT GLOBAL GOVERNMENT BOND FUND

FINANCIAL HIGHLIGHTS
FOR A CAPITAL SHARE OUTSTANDING THROUGHOUT THE PERIOD
--------------------------------------------------------------------------------

                                   For the Year Ended        From June 30,
                                      December 31,               1994*
                                   -------------------          through
                                    1996        1995       December 31, 1994
----------------------------------------------------------------------------
Net asset value, beginning
  of period......................  $ 12.77     $ 12.00          $ 12.50
                                   -------     -------     -------------
Income from investment
  operations:
  Net investment income..........     0.63        0.69             0.29
  Net realized and unrealized
     gain (loss) on
     investments.................     0.13        1.01            (0.58)
                                   -------     -------     -------------
Total from investment
  operations.....................     0.76        1.70            (0.29)
                                   -------     -------     -------------
Less distributions:
  Dividends from net investment
     income......................    (0.69)      (0.65)          (0.21)
  Distributions from net capital
     gains.......................    (0.12)      (0.28)              --
                                   -------     -------     -------------
Total distributions..............    (0.81)      (0.93)           (0.21)
                                   -------     -------     -------------
Net asset value, end of period...  $ 12.72     $ 12.77          $ 12.00
                                   =======     =======     =============
Total return.....................     6.21%      14.49%           (2.33)%++
Ratios/supplemental data:
Net assets, end of period
  (thousands)....................  $ 6,564     $ 1,153          $   751
Ratio of expenses to average net
  assets:
  Before expense reimbursement...     8.21%      21.52%**         40.78%+
  After expense reimbursement....     1.31%       1.73%            1.75%+
Ratio of net investment income to
  average net assets:
  Before expense reimbursement...    (1.76)%    (14.26)%         (34.18)%+
  After expense reimbursement....     5.14%       5.53%            4.86%+
Portfolio turnover rate..........   296.51%     202.54%           46.15%

+ Annualized

++ Not Annualized

* Commencement of operations.

** Includes indirectly paid expenses. Excluding indirectly paid expenses for the year ended December 31, 1995, the ratio of expenses to average net assets before expense reimbursement" would have been 21.68%
See accompanying notes to financial statements.

                      Guinness Flight Asia Blue Chip Fund
                      Guinness Flight Asia Small Cap Fund
                     Guinness Flight China & Hong Kong Fund
                  Guinness Flight Global Government Bond Fund

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
NOTE 1 - ORGANIZATION

The Guinness Flight Investment Funds, Inc. (the "Guinness Funds") is a Maryland Corporation incorporated on January 7, 1994 and registered under the Investment Company Act of 1940 (the "1940 Act") as a non-diversified, open-end management investment company. Currently, the Guinness Funds offer four separate series portfolios: Guinness Flight Asia Blue Chip Fund (the "Asia Blue Chip Fund") whose objective is long-term capital appreciation, Guinness Flight Asia Small Cap Fund (the "Asia Small Cap Fund") whose objective is long-term capital appreciation, Guinness Flight China & Hong Kong Fund (the "China Fund") whose objective is long-term capital appreciation, and Guinness Flight Global Government Bond Fund (the "Global Government Fund") whose objective is to provide current income and capital appreciation (collectively, the "Funds"). The China and Global Government Funds began operations on June 30, 1994 and the Asia Blue Chip and Asia Small Cap Funds began operations on April 29, 1996.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies consistently followed by the Funds. These policies are in conformity with generally accepted accounting principles.

     A. Security Valuation. Investments in securities traded on a primary exchange are valued at the last reported sale price at the close of regular trading on the last business day of the period; securities traded on an exchange for which there has been no sale are valued at the last reported bid price. Securities for which quotations are not readily available are valued at their respective fair values as determined in good faith by the Board of Trustees. Short-term investments are stated at cost, which when combined with accrued interest, approximates market value.

     U.S. Government securities with less than 60 days remaining to maturity when acquired by the Fund are valued on an amortized cost basis. U.S. Government securities with more than 60 days remaining to maturity are valued at the current market value (using the mean between the bid and asked price) until the 60th day prior to maturity, and are then valued at amortized cost based upon the value on such date unless the Board determines during such 60 day period that this amortized cost basis does not represent fair value.

     Foreign securities are recorded in the financial statements after translation to U.S. dollars based on the applicable exchange rate at the end of the period. The Funds do not isolate that portion of the results of operations arising as a result of changes in the currency exchange rate from the fluctuations arising as a result of changes in the market prices of investments during the period.

                      Guinness Flight Asia Blue Chip Fund
                      Guinness Flight Asia Small Cap Fund
                     Guinness Flight China & Hong Kong Fund
                  Guinness Flight Global Government Bond Fund

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     Interest income is translated at the exchange rates which existed at the dates the income was accrued. Exchange gains and losses related to interest income are included in interest income on the accompanying Statements of Operations.

     B. Forward Foreign Currency Exchange Contracts. The Funds may utilize forward foreign currency exchange contracts ("forward contracts") under which it is obligated to exchange currencies at specific future dates and at specified rates, and is subject to the risks of foreign exchange fluctuations. All commitments are "marked-to-market" daily and any resulting unrealized gains or losses are included as unrealized appreciation (depreciation) on foreign currency denominated assets and liabilities. The Funds record realized gains or losses at the time the forward contract is settled. Counterparties to these forward contracts are major U.S. financial institutions.

     The Asia Blue Chip Fund, Asia Small Cap Fund and Global Government Fund use forward foreign currency exchange contracts as part of their strategy of preserving capital. Upon entering into forward foreign currency contracts, the funds are required to deposit with the broker an amount of cash or cash equivalents equal to the amount of the contract. The daily changes in the contract are recorded as unrealized gains or losses. The funds recognize a realized gain or loss when the contract is sold.

     C. Security Transactions, Dividends and Distributions. As is common in the industry, security transactions are accounted for on the trade date. Dividend income and distributions to shareholders are recorded on the ex-dividend date.

     D. Federal Income Taxes. The Funds intend to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute all of their taxable income to its shareholders. Therefore, no federal income tax provision is required.

     E. Equalization. The Global Government Fund follows the accounting practice known as equalization, by which a portion of the proceeds from sales and costs of redemptions of capital shares, equivalent on a per share basis to the amount of undistributed net investment income on the date of the transaction, is credited or charged to undistributed net investment income. As a result, undistributed net investment income per share is unaffected by sales or redemptions of the Fund's shares.

     F. Deferred Organization Costs. The China Fund and the Global Government Fund have each incurred expenses of $58,785 in connection with their organization. The Asia Blue Chip Fund and the Asia Small Cap Fund have each incurred expenses of $8,745 in connection with their origination. These costs have been deferred and are being amortized on a straight line basis over a

                      Guinness Flight Asia Blue Chip Fund
                      Guinness Flight Asia Small Cap Fund
                     Guinness Flight China & Hong Kong Fund
                  Guinness Flight Global Government Bond Fund

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

period of sixty months from the date the Funds commenced investment operations. In the event that any of the initial shares of either Fund are redeemed by the holder during the period of amortization of the Funds' organization costs, the redemption proceeds will be reduced by any such unamortized organization costs in the same proportion as the number of initial shares being redeemed bears to the number of those shares outstanding at the time of redemption.

     G. Concentration of Risk. The Asia Blue Chip Fund and Asia Small Cap Fund invests substantially all of its assets in Asian continent. The China Fund invests substantially all of its assets in securities that are traded in China or Hong Kong or that are issued by companies that do a substantial part of their business in China. The Global Government Fund invests substantially in bonds issued by various European governments. The consequences of political, social or economic changes in the countries in which the securities are offered or the issuers conduct of their operations as well as foreign currency fluctuations, may affect the market prices of the Funds' investments and any income generated, as well as the Funds' ability to repatriate such amounts.

     H. Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     I. Other. Under terms of the Custodial Agreement, the Funds may earn credits, based on custody cash balances, to be applied to custodian fees. For the year ended December 31, 1996, there were no such credits.

NOTE 3 - INVESTMENT MANAGEMENT FEE AND OTHER
TRANSACTIONS WITH AFFILIATES

Guinness Funds, on behalf of the Funds, entered into an Investment Advisory Agreement with Guinness Flight Investment Management Limited (the "Advisor"), to provide the Funds with investment management services. The Advisor furnished all investment advice, office space and certain administrative services, and provides certain personnel needed by the Funds. As compensation

                      Guinness Flight Asia Blue Chip Fund
                      Guinness Flight Asia Small Cap Fund
                     Guinness Flight China & Hong Kong Fund
                  Guinness Flight Global Government Bond Fund

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

for its services, the Advisor was entitled to a monthly fee equal to the following annual percentages of daily average net assets:

        Asia Blue Chip Fund                                1.00%
        Asia Small Cap Fund                                1.00%
        China Fund                                         1.00%
        Global Government Fund                             0.75%

The Funds are responsible for their own operating expenses. The Advisor and Administrator have agreed to reimburse each Fund to the extent necessary so that its ratio of operating expenses to average daily net assets will not exceed the following levels. Expenses reimbursed from the Adviser for the year ended December 31, 1996 are stated in the Funds' Statement of Operations:

        Asia Blue Chip Fund                                1.98%
        Asia Small Cap Fund                                1.98%
        China Fund                                         1.98%
        Global Government Fund                            0.75%*
                                           *(effective 10/31/96)

Investment Company Administration Corporation (the "Administrator") acts as the Funds' Administrator under an Administration Agreement. The Administrator prepares various federal and state regulatory filings, prepares reports and materials to be supplied to the Directors; monitors the activities of the Funds' custodian, transfer agent and accountants; coordinates the preparation and payment of Fund expenses and reviews the Funds' expense accruals. For its services, the Administrator receives an annual fee equal to the greater of 0.25 of 1% of the Funds' average daily net assets, subject to a $40,000 annual minimum for the China Fund and $60,000 allocated based on average daily net assets of the Asia Blue Chip Fund, Asia Small Cap Fund and Global Government Fund.

The Funds will reimburse the Advisor and Administrator in subsequent years when operating expenses (before reimbursements) are less than the applicable percentage limitation in effect at that time for each of the Funds.

First Fund Distributors, Inc. (the "Distributor") acts as the Funds' principal underwriter in a continuous public offering of the Funds' shares. The Distributor is an affiliate of the Administrator.

Certain officers of the Guinness Funds are also officers and/or Directors of the Administrator and Distributor.

                      Guinness Flight Asia Blue Chip Fund
                      Guinness Flight Asia Small Cap Fund
                     Guinness Flight China & Hong Kong Fund
                  Guinness Flight Global Government Bond Fund

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 4 - PURCHASES AND SALES OF SECURITIES

The cost of purchases and the proceeds from sales of securities, excluding U.S. Government obligations and short-term investments, for the year ended December 31, 1996 were:

                   FUND                   PURCHASES          SALES
    ----------------------------------   ------------     -----------
    Asia Blue Chip Fund                  $  3,556,809     $   222,407
    Asia Small Cap Fund                  $ 41,644,290     $ 1,465,163
    China Fund                           $251,846,277     $52,153,660
    Global Government Fund               $  7,517,715     $ 4,430,766

Purchases and sales of U.S. Government obligations by the Global Government Fund were $1,629,500 and $1,010,692, respectively.

NOTE 5 - LINE OF CREDIT

The Funds have a $20 million unsecured line of credit with a bank that expires on October 11, 1997. The interest rate on the line of credit is the bank's base rate, as revised from time to time.

REPORT OF INDEPENDENT AUDITORS

To the Shareholders and Board of Directors of Guinness Flight Investment Funds, Inc.

We have audited the accompanying statements of assets and liabilities of the Guinness Flight Asia Blue Chip Fund ("Blue Chip Fund"), Guinness Flight Asia Small Cap Fund ("Small Cap Fund"), Guinness Flight China & Hong Kong Fund ("China Fund") and Guinness Flight Global Government Bond Fund ("Global Bond Fund"), (collectively, the "Funds"), series of Guinness Flight Investment Funds, Inc., including the portfolios of investments, as of December 31, 1996, and the related statements of operations for the year then ended for the China Fund and Global Bond Fund and for the period April 29, 1996 (commencement of investment operations) through December 31, 1996 for the Blue Chip Fund and Small Cap Fund, and the statements of changes in net assets and the financial highlights for each of the two years in the period then ended for the China Fund and Global Bond Fund, and for the period April 29, 1996 (commencement of investment operations) through December 31, 1996 for the Blue Chip Fund and Small Cap Fund. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The financial highlights of the China Fund and Global Bond Fund for the period from June 30, 1994 (commencement of operations) through December 31, 1994, were audited by other auditors whose report dated February 8, 1995 expressed an unqualified opinion on those financial highlights.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform audits to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1996, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial positions of the Guinness Flight Asia Blue Chip Fund, Guinness Flight Asia Small Cap Fund, Guinness Flight China & Hong Kong Fund and Guinness Flight Global Government Bond Fund as of December 31, 1996, the results of their operations for the year then ended for the China Fund and Global Bond Fund and for the period from April 29, 1996 (commencement of investment operations) through December 31, 1996 for the Blue Chip Fund and Small Cap Fund, and the changes in their net assets and the financial highlights for each of the two years in the period then ended for the China Fund and Global Bond Fund and for the period from April 29, 1996 (commencement of investment operations) through December 31, 1996 for the Blue Chip Fund and Small Cap Fund in conformity with generally accepted accounting principles.

ERNST & YOUNG LLP

Los Angeles, California
February 3, 1997

                      USEFUL GUINNESS FLIGHT PHONE NUMBERS


                    Shareholder Service Line: 1-800-915-6566

                      Fund Literature Line: 1-800-915-6565

                    Automated Line for NAVs: 1-800-915-6564









        This report is intended for the shareholders of Guinness Flight
             Investment Funds, Inc. and should not be used as sales
                literature unless accompanied or preceded by the
                           Funds current prospectus.